SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2012

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Fourth and Fifth Amendments to 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan

As indicated in Item 5.07 below, at the 2012 Annual Meeting of Stockholders of Leap Wireless International, Inc. (the “Company”) held on May 17, 2012 (the “2012 Annual Meeting”), the Company’s stockholders approved proposed fourth and fifth amendments to the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended (the “2004 Plan”). The fourth and fifth amendments were previously adopted by the Company’s board of directors, subject to the approval of the Company’s stockholders.

The fourth amendment to the 2004 Plan (the “Fourth Amendment”) adds performance goals, stock appreciation rights, cash settlement of deferred stock units and cash-denominated awards under the 2004 Plan for the purpose of making certain awards granted pursuant to the 2004 Plan eligible to be deducted under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and provides the Company with the flexibility to grant various cash-based awards under the 2004 Plan.

The fifth amendment to the 2004 Plan (the “Fifth Amendment”) clarifies that any awards granted under the 2004 Plan which are later surrendered by their holder for no consideration without having been exercised or settled may again be awarded under the 2004 Plan.

For a description of the 2004 Plan and the Fourth and Fifth Amendments thereto, please see “Proposal 4” and “Proposal 5” in the Company’s definitive proxy statement for its 2012 Annual Meeting, filed with the Securities and Exchange Commission on April 27, 2012 (the “2012 Proxy Statement”), which are incorporated herein by reference. The full text of the Fourth and Fifth Amendments to the 2004 Plan are attached as appendices to the 2012 Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2012 Annual Meeting was held on May 17, 2012. At the meeting, stockholders voted on the following eight proposals:

1.	to elect the Company’s nine director nominees (“Proposal 1”);

2.	to approve, on an advisory basis, named executive officer compensation (“Proposal 2”);

3.	to reapprove the material terms of the performance goals under the Company’s Executive Incentive Bonus Plan (the “Executive Incentive Bonus Plan”) for the purpose of making awards under this plan eligible to be deducted under Section 162(m) (“Proposal 3”);

4.	to approve the Fourth Amendment to the 2004 Plan (“Proposal 4”);

5.	to approve the Fifth Amendment to the 2004 Plan (“Proposal 5”);

6.	to approve the Company’s Tax Benefit Preservation Plan (“Proposal 6”);

7.	to consider a stockholder proposal regarding majority voting in director elections, if properly presented at the Annual Meeting (“Proposal 7”); and

8.	to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (“Proposal 8”).

A final voting report was produced by a representative of Computershare, serving as Inspector of Elections for the 2012 Annual Meeting, certifying the following results:

Proposal 1 – Election of Directors

The Company’s stockholders elected each of the Company’s nine nominees to serve as directors:

	For	Withheld
John D. Harkey, Jr.	58,193,250	5,708,457
S. Douglas Hutcheson	61,125,572	2,776,135
Ronald J. Kramer	63,344,027	557,680
Robert V. LaPenta	59,870,078	4,031,629
Mark A. Leavitt	61,112,437	2,789,270
Mark H. Rachesky, M.D.	55,738,254	8,163,453
Richard R. Roscitt	62,923,671	978,036
Robert E. Switz	63,254,683	647,024
Michael B. Targoff	59,353,415	4,548,292

Proposal 2 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on an advisory basis, the Company’s 2011 named executive officer compensation:

For	Against	Abstain
50,884,914	13,004,987	11,806

Proposal 3 – Reapproval of Performance Goals

The Company’s stockholders reapproved the material terms of the performance goals under the Company’s Executive Incentive Bonus Plan:

For	Against	Abstain
62,142,061	653,943	1,105,703

Proposal 4 – Approval of Amendment to 2004 Plan to Permit Grant of Various Awards

The Company’s stockholders approved the Fourth Amendment to the 2004 Plan:

For	Against	Abstain
60,851,310	3,037,494	12,903

Proposal 5 – Approval of Amendment to 2004 Plan to Permit Surrender and Regrant of Awards

The Company’s stockholders approved the Fifth Amendment to the 2004 Plan:

For	Against	Abstain
46,232,245	17,657,469	11,993

Proposal 6 – Approval of Tax Benefit Preservation Plan

The Company’s stockholders approved the Company’s Tax Benefit Preservation Plan:

For	Against	Abstain
58,510,079	5,377,810	13,818

Proposal 7 – Stockholder Proposal Regarding Majority Voting

The Company’s stockholders did not approve a stockholder proposal regarding majority voting in director elections:

For	Against	Abstain
31,677,257	32,217,351	7,099

Proposal 8 – Ratification of Independent Auditors

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain
72,332,018	564,065	9,867

There were 9,004,243 broker non-votes with respect to Proposals 1 through 7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: May 21, 2012
	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary